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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25189) of our reports dated March 28, 1997 and May 15, 1997, on our audits of the consolidated financial statements and financial statement schedules and review of the consolidated financial statements, respectively, of Petro Stopping Centers, L.P. We also consent to the reference to our firm under the caption "Experts".


COOPERS & LYBRAND L.L.P.
El Paso, Texas
May 28, 1997